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                                                                         EX-10.2

                       MANAGEMENT AND MARKETING AGREEMENT

      This agreement (the "Agreement") is made and entered into as of the 1st day of January 1996, by and between Winter Haven Homes, Inc. ("Owner"), which owns a retirement community known as Renaissance of Sanford, located at 300 West Airport Road, Sanford, Florida (the "Facility"), and Capitol Care Management Company, Inc., a Georgia corporation ("CCMC"). This Agreement shall take effect on January 1, 1996, or on such other date as the parties agree in writing (the "Effective Date@).

      In consideration of the mutual covenants, promises and conditions contained herein, the parties hereby agree as follows:

      I. APPOINTMENT

      Owner hereby appoints CCMC as its exclusive agent and manager for the marketing and management of the Facility during the term of this Agreement and any extensions or renewals thereof.

      II. TERM; TERMINATION

            1. The term of this Agreement shall commence as of the Effective Date and shall continue for a period of five (5) years. In addition, the Owner shall have the option to renew this Agreement for additional terms of One (1) year each. Such renewals shall be automatic unless Owner gives Manager written notice of cancellation at least sixty (60) days prior to the expiration of the then current contract term.

            2. Owner may terminate this Agreement upon giving CCMC sixty (60) days written notice after the end of the third year of this Agreement. CCMC may terminate this Agreement at any time by giving the Owner, sixty (60) days written notice.

      III. COMPENSATION

            1. As compensation for the services to be performed by CCMC under this Agreement CCMC shall receive a monthly marketing fee (the AMarketing Fee@) of: $.00 and receive a monthly management fee (the "Management Fee") of:
$14,000.00, and receive a monthly accounting fee (the "Accounting Fee") of:
$1,000.00.

            2. In addition to the Marketing and Management Fee, the Manager shall be entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with management of the Facility and documented in a reasonable manner; provided, however, that any such expenses in excess of $250 shall require the Owner's prior approval. Expense reimbursements shall be due and payable within 30 days of Management's submission of an invoice therefore.

            3. If any time during the term of this agreement Owner terminates as Owner of facility this agreement shall terminate upon receipt of notice of Owner's termination.
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      IV. RESPONSIBILITIES OF CCMC

      As Exclusive Agent and Manager of the Facility, CCMC shall have the authority to and shall operate, market and manage the Facility on behalf of and as agent for the Owner, including, but not limited to the following:

            1. General Authority and Policies

                  a. Subject to Owner's prior approval, CCMC shall have the authority to establish and change all resident rents, fees and other charges with respect to the Facility.

                  b. CCMC is authorized to and shall establish and enforce operating policies and procedures for the Facility with a view of promoting a safe and comfortable residential environment consistent with maximizing the net cash flow to Owner from the Facility. Such policies shall cover all aspects of management including leasing, tenant relations, food service, public relations, advertising, maintenance, social activities, accounting and regulatory compliance.

                  c. CCMC is authorized to and shall, on the Owner's behalf, take all action necessary in order to assure that such policies and procedures are correctly followed.

                  d. CCMC is hereby granted exclusive authority by Owner to advertise the availability of units in the Facility or any room, space, or apartment thereon for rental and to display same; to execute, renew, mollify and/or cancel leases for the Owner for any part of the Facility on such terms and conditions as CCMC reasonably deems best and to collect on Owner's behalf, rents and other income clue or to become due and given written acknowledgment of payment. Subject to prior written approval of Owner, given at the direction of the Owner, the Manager shall have the authority to terminate tenancies as Owner's agent and to sign and serve in the name of Owner such direction and shall have authority to institute and prosecute legal actions, evict tenants, and settle, compromise and release such actions or suits or reinstate such tenancies.

                  e. CCMC shall establish procedures for collection of rentals and other income from the Facility and shall deposit all such amounts in the operating account maintained by Manager for the benefit of Owner.

            2. Marketing

                  Manager's marketing responsibilities shall include: identifying target markets; developing appropriate marketing strategies and procedures; hiring, training and supervising qualified leasing counselors as employees of Owner, and budgeting and cost control Subject to Owner's prior approval, Manager shall have the authority as agent for Owner to retain the services of marketing professionals to assist in the marketing of the


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Facility. The costs incurred in retaining such professionals shall be included in the proposed operational budget to be approved by Owner.

            3. Accounting

                  CCMC, on the effective date of this Agreement, shall have implemented a system of accounting controls and procedures for timely monthly reporting of all accounts, including an analysis versus budget. CCMC shall make its accounting system available for review by Trustee. All costs associated with the accounting for the Facility shall be at Owner's sole cost and expense. Manager shall make all accounting records available to Owner's auditors upon reasonable notice.

            4. Standard of Care

                  In performing its obligations under this Agreement, CCMC shall act in good faith and with the prudence and care required of health professionals situated in similar circumstances in this industry.
Notwithstanding any other provision contained herein, whether express or implied, neither the Owner nor the Bondholders shall be responsible for any claims, liabilities, or expenses arising from CCMC's negligence or willful misconduct.

            5. Employees

                  Manager shall hire as employees of Owner and discharge, maintain and supervise, to the extent the same are available in the community, an adequate staff of employees at competitive wage and salary rates for the various job classifications approved from time to time by Owner. Release of employees shall be at the discretion of Manager. Manager shall recommend and institute, subject to approval of Owner, appropriate employee benefits. Employee benefits may include pension plans (where applicable), insurance benefits, incentive plans for key employees and vacation policies.

      V. RESPONSIBILITIES OF OWNER

            Owner shall make itself or its designated representative available to meet with Manager on a monthly basis to review the progress of the Facility and approve or otherwise direct Manager's plans and strategies. Owner agrees that it will review and evaluate all proposals within a reasonable time to assure the uninterrupted operation of the property. Owner also agrees as follows:

            1. Employment

                  Owner agrees and acknowledges that all Facility employees shall be employees of Owner. Owner accepts hill responsibility for all costs and expenses associated with employment of such employees. Owner agrees to pay, and to indemnity and hold Manager harmless with respect to, all salary, benefits, taxes and regulatory costs with respect to such employees, including, but not limited to, payroll taxes, wages, worker's compensation


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insurance, unemployment insurance, health and benefit plan costs, salaries, any extended benefits, and other charges or insurance provided to such employees or levied or required by federal, state or local statutes related to the employment of the Facility's employees.

            2. Indemnification

                  Owner agrees to indemnify and hold Manager harmless from and against any and all liabilities, claims, laws, damages or actions arising out of or relating to the Facility or the operation thereof, including without limitation any liabilities arising out of violations of any antipollution or environmental protection or remediation laws, the Occupational Safety and Health Act of 1970, the Fair Labor Standards Act, as amended, Title VI of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any rules and regulations thereunder, except for any liabilities, claims, laws, damages or actions arising directly out of (a) any actions taken by Manager contrary to the express written instructions or specific written policy of Owner relating to the operation of the Facility, or

            3. Designated Representatives of Owner

                  The name of the officer, agent or employee of Owner designated by the Owner as Owner's representative for purposes of this Agreement are as follows:

                  Christopher F. Brogdon, President
                  Retirement Care Associates, Inc.
                  6000 Lake Forrest Drive, Suite 200
                  Atlanta, Georgia 30328
                  (404) 255-7500 fax (404) 843-9677

                  Owner may change its designated representative(s) from time to time by giving written notice to Manager. In any situation in which Owner is required or permitted under the terms of this Agreement to take any action, or to give any consent or approval, Manager shall be entitled to rely conclusively upon the statement of any of such designated representative(s). In the event Owner, through its designated representative(s) does not respond to a request by Manager for approval or consent under this Agreement within 15 business days after receipt of such request, the request shall be deemed approved. If any action is required in a shorter period of time in order to comply with legal requirements or other emergency circumstances, Owner shall be so notified and shall be required to respond within such shorter period of time. Owner agrees that it will not unreasonably withhold or delay any approvals or consents requested by Manager hereunder.

      VI. PROPRIETARY MATERIALS

            The Owner acknowledges that in managing the Facility under this Agreement, the Manager will use certain proprietary materials which are the exclusive property of the Manager, including computer software used for accounting, marketing and food service functions, as well as marketing,


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accounting and food services operations manuals. The Owner understands that these materials will remain the sole and exclusive property of the Manager and that the Owner will not acquire any rights or license in such materials. Upon expiration or termination of this Agreement for any reason, all such materials in tangible form, including all copies, shall be returned to Manager, and all such materials or copies stored by electronic means shall be purged or erased.

      VII. MISCELLANEOUS PROVISIONS

            The following provisions are an integral part of this Agreement.

            1. The Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto. Either party may assign this contract after obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

            2. The headings used in the Agreement are inserted for reference purposes only and shall not be deemed to limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

            3. This Agreement constitutes the entire understanding and agreement between the patties with respect to the subject matter hereof and supersedes all prior agreements, representations or understandings between the parties relating to such subject matter.

            4. The provisions of this Agreement are severable and should any provision hereof be void, unenforceable, or invalid, such void, unenforceable or invalid provision shall not affect any other portion or provision of this Agreement.

            5. Any waiver by either party hereto or any breach of this Agreement of any kind or character whatsoever by the other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or as a consent to any subsequent breach or waiver of this Agreement on the part of the other party. 6. The several tights and remedies herein expressly reserved to each of the parties shall be construed as cumulative; none of them shall be exclusive or in lieu or Dictation of any other right, remedy, or priority allowed by law.

            7. This Agreement shall be interpreted, construed and enforced according to the laws of the State of Georgia.

            8. This Agreement may not be modified except by an instrument in writing signed by the party against whom enforcement is sought.

            9. In the event arty action or proceeding is brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees such amounts as the courts may deem just.


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            10. Unless otherwise specified, all notices, demands and requests required or permitted to be given hereunder shall be deemed duly given at the time of delivery if delivered in person on the date of delivery if sent and receipted for by Federal Express or other nationally recognized overnight service, or three (3) business day=s following mailing if mailed by registered or certified mail, return receipt requested, addressed to the following:

                  If to Owner, to:

                  Christopher F. Brogdon, President
                  Retirement Care Associates, Inc.
                  6000 Lake Forrest Drive, Suite 200
                  Atlanta, Georgia 30328

                  If to Manager, to:

                  Jeff Andrews, President
                  Retirement Management Company, Inc.
                  6000 Lake Forrest Drive, Suite 525
                  Atlanta, Georgia 30328

                  Either party shall have the right to specify in writing, in the manner above provided other address to which subsequent notices to such parties be given. Any notice given hereunder shall be deemed to have been given as of the date delivered or mailed

            11. Nothing contained in this Agreement shall constitute or be construed to be or to create a joint venture, partnership or lease between Owner and Manager with respect to the Facility or any equity interest in the Facility on the part of Manager. The relationship of Manager to Owner under this Agreement is that of an independent contractor.

            12. Manager shall not, by entering into and performing this Agreement or by managing the Facility, assume or become liable for any of the existing or future obligations, liabilities or debts of the Facility or Owner. Manager's sole liability to Owner hereunder will be for actual damages incurred by Owner due to Manager's breach of the standard of care described in paragraph
V.9. Under no circumstances shall Manager be liable for any incidental, consequential or special damages suffered by Owner for any reason whatsoever, whether arising out of breach of contract, negligence, tort or otherwise.

            13. Neither party shall be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including without limitation, acts of God or of the public enemy, flood or stone, fire or explosion, labor trouble or statutes, regulations or rules of any federal, state or local government, or any agency thereof.



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      IN WITNESS WHEREOF, the parties hereto have signed this agreement as of the date first stated above.

CAPITOL CARE MANAGEMENT             WINTER HAVEN HOMES, INC.
 COMPANY, INC.

By: /s/ Darrell Tucker              By: /s/ Edward E. Lane
Its:    President                   Its:    President


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              ADDITIONAL MANAGEMENT & MARKETING AGREEMENTS OMITTED

      The Registrant has additional Management and Marketing Agreements with affiliates substantially identical to the foregoing. The material details of such agreements which differ are as follows:

                                                          Monthly Fees
                                                  ----------------------------
   Name of                              Date of   Manage-
   Facility         Location   Owner*  Agreement   ment   Marketing Accounting
---------------    ----------- ------  ---------  ------- --------- ----------

Summer=s Landing   Lynn Haven,   NAB   12/10/96   $ 1,000    -0-      $1,000
- Lynn Haven       FL

Summer=s Landing   Vidalia, GA   SCI   12/10/93   $ 1,000    -0-      $1,000
- Vidalia

---------------

* The names of the owners are abbreviated as follows: National Assistance Bureau, Inc. - NAB; Southeastern Collages, Inc. - SCI


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